                                                                  EXHIBIT 4.(g).

                      THIRD PARTY FEEDER FUND AGREEMENT



         The parties to this Agreement are RE Advisers, Homestead Funds, Inc. (the "Company"), a Maryland corporation, in respect of the Stock Index Fund, a series thereof (the "Fund"), Equity 500 Index Portfolio, a New York business trust (the "Portfolio"), RE Investment, a corporation organized under the laws of the State of Virginia, and Deutsche Asset Management, Inc., a Delaware corporation ("DeAM, Inc."), with respect to the proposed investment by the Fund in the Portfolio. THIS AGREEMENT is made and entered into as of April 27, 2001, amending and restating a prior agreement dated October 28, 1999, with respect to the proposed investment by the Fund in the Portfolio.

PREAMBLE

        WHEREAS, the Company and the Portfolio are each open-end management investment companies and the Fund and the Portfolio have the same investment objectives;

        WHEREAS, DeAM, Inc. currently serves as the investment adviser of the Portfolio;

        WHEREAS, RE Investment currently serves as the principal underwriter of the Company and the Fund;

        WHEREAS, RE Advisers serves as promoter of the Fund;

        WHEREAS, the Company desires to invest all of the Fund's investable assets in the Portfolio in exchange for a beneficial interest in the Portfolio (the "Investment") on the terms and conditions set forth in this Agreement; and

        WHEREAS, the Portfolio believes that accepting the Investment is in the best interests of the Portfolio and that the interests of existing investors in the Portfolio will not be diluted as a result of its accepting the Investment;

        NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                 ARTICLE ONE



                                THE INVESTMENT

1.1 Agreement to Effect the Investment. The Company agrees to assign, transfer and deliver all of the the Fund's investable assets (the "Assets") to the Portfolio at each Closing (as hereinafter defined). The Portfolio agrees in exchange therefor to issue to the Fund a beneficial interest (the "Interest") in the Portfolio equal in value to the net asset value of the Assets of the Fund conveyed to the Portfolio on that date of Closing.

                                 ARTICLE TWO



                           CLOSING AND CLOSING DATE


2.1 Time of Closing. The conveyance of the Assets in exchange for the Interest, as described in Article One , together with related acts necessary to consummate such transactions, shall occur initially on the date the Company commences its offering of shares of the Fund to the public and at each subsequent date as the Company desires to make a further Investment in the Portfolio (each, a "Closing"). All acts occurring at any Closing shall be deemed to occur simultaneously as of the last daily determination of the Portfolio's net asset value on the date of Closing.

2.2 Related Closing Matters. On each date of Closing, the Company, on behalf of the Fund, shall authorize the Fund's custodian to deliver all of the Assets held by such custodian to the Portfolio's custodian. The Fund's and the Portfolio's custodians shall each acknowledge, in a form acceptable to the other party, their respective delivery and acceptance of the Assets. The Portfolio shall deliver to the Company acceptable evidence of the Fund's ownership of the Interest. In addition, each party shall deliver to each other party such bills of sale, checks, assignments, securities instruments, receipts or other documents as such other party or its counsel may reasonably request. Each of the representations and warranties set forth in Article Three shall be deemed to have been made anew on each date of Closing.

                                ARTICLE THREE



                        REPRESENTATIONS AND WARRANTIES

3.1      THE COMPANY AND RE ADVISERS

         The Company and RE Advisers each represents and warrants to the Portfolio and DeAM, Inc. that:

         (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Fund is a duly and validly designated series of the Company. The Company and the Fund have the requisite power and authority to own their property and conduct their business as now being conducted and as proposed to be conducted pursuant to this Agreement.

         (b) Authorization of Agreement. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. No other action or proceeding is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company in respect of the Fund, enforceable against them in accordance with its terms.

         (c) Authorization of Investment. The Investment has been duly authorized by all necessary action on the part of the Board of Directors of the Company.

         (d) No Bankruptcy Proceedings. Neither the Company nor the Fund is under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or similar case within the meaning of
                  Section 368(a) (3) (A) of the Bankruptcy Code.

         (e) Fund Assets. The Fund's Assets will, at the initial Closing, consist solely of cash.

         (f)      Fiscal Year. The fiscal year end for the Fund is December
                  31.

         (g) Auditors. The Company has appointed Deloitte & Touche as the Fund's independent public accountants to certify the Fund's financial statements in accordance with Section 32 of the Investment Company Act of 1940, as amended ("1940 Act").

         (h) Registration Statement. The Company has reviewed the Portfolio's registration statement on Form N-1A, as filed with the Securities and Exchange Commission ("SEC"), and understands and agrees to the Portfolio's policies and methods of operation as described therein.

         (i) Errors and Omissions Insurance Policy. The Company has in force an errors and omissions liability insurance policy insuring the Fund against loss up to $2 million for negligence or wrongful acts.

         (j) SEC Filings. To the best of its knowledge, the Company has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act (collectively, the "Securities Laws") in connection with the registration of its shares, any meetings of its shareholders and its registration as an investment company. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (k) 1940 Act Registration. The Company is duly registered as an open-end management investment company under the 1940 Act and the Fund and its shares are registered or qualified in any states where such registration or qualification is necessary and such registrations or qualifications are in full force and effect.

         (l) All purchases and redemptions of the Fund shares contemplated by this Agreement shall be effected in accordance with the Fund's then-current prospectus.


3.2      THE PORTFOLIO AND DEAM, INC.

         The Portfolio and DeAM, Inc. each represents and warrants to the Company and RE Advisers that:

         (a) Organization. The Portfolio is a business trust duly organized and validly existing under the common law of the State of New York and has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

         (b) Authorization of Agreement. The execution and delivery of this Agreement by the Portfolio and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Portfolio by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Portfolio, the performance by the Portfolio of its obligations hereunder and the consummation by the Portfolio of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Portfolio and constitutes a legal, valid and binding obligation of the Portfolio, enforceable against it in accordance with its terms.

         (c) Authorization of Issuance of Interest. The issuance by the Portfolio of the Interest in exchange for the Investment by the Fund of its Assets has been duly authorized by all necessary action on the part of the Board of Trustees of the Portfolio. When issued in accordance with the terms of this Agreement, the Interest will be validly issued, fully paid and non-assessable by the Portfolio.

         (d) No Bankruptcy Proceedings. The Portfolio is not under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

         (e) Fiscal Year. The fiscal year end of the Portfolio is December 31.

         (f) Auditors. The Portfolio has appointed PricewaterhouseCoopers LLP as the Portfolio's independent public accountants to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act.

         (g) Registration Statement. The Portfolio has reviewed the Company's registration statement on Form N-1A, as filed with the SEC, and understands and agrees to the Fund's policies and methods of operation as described therein.

         (h) Errors and Omissions Insurance Policy. The Portfolio has in force an errors and omissions liability insurance policy insuring the Portfolio against loss up to $10 million for negligence or wrongful acts.

         (i) SEC Filings; State Filings. To the best of its knowledge, the Portfolio has duly filed all SEC Filings required to be filed with the SEC pursuant to the 1934 Act and the 1940 Act in connection with any meetings of its investors and its registration as an investment company. Beneficial interests in the Portfolio are not required to be registered under the 1933 Act because such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act, and such beneficial interests are not required to be registered or qualified in any state. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (j) 1940 Act Registration. The Portfolio is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

         (k) Tax Status. The Portfolio is taxable as a partnership under the Internal Revenue Code of 1986, as amended (the "Code").

3.3     DEAM, INC.

                  DeAM, Inc. represents and warrants to the Company and RE Advisers that:

         (a) Organization. DeAM, Inc. is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as now being conducted.

         (b) Authorization of Agreement. The execution and delivery of this Agreement by DeAM, Inc. has been duly authorized by all necessary action on the part of DeAM, Inc. and no other action or proceeding is necessary for the execution and delivery of this Agreement by DeAM, Inc.. This Agreement has been duly executed and delivered by DeAM, Inc. and constitutes a legal, valid and binding obligation of DeAM, Inc. and would not involve a breach of the license agreement dated as of July 14, 1992 between Standard & Poor's Corporation and Bankers Trust Company, an affiliate of DeAM, Inc.

         (c) Advisers Act. DeAM, Inc. is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

3.4     RE ADVISERS AND RE INVESTMENT

         (a) RE Advisers represents and warrants to the Portfolio and DeAM, Inc. that:

                  (i) Organization. RE Advisers is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and has the requisite power and authority to conduct its business as now being conducted.

                  (ii) Authorization of Agreement. The execution and delivery of this Agreement by RE Advisers have been duly authorized by all necessary action on the part of RE Advisers and no other action or proceeding is necessary for the execution and delivery of this Agreement by RE Advisers. This Agreement has been duly executed and delivered by RE Advisers and constitutes a legal, valid and binding obligation of RE Advisers.

                  (iii) Promoter and Administrator. RE Advisers is the Fund's
                        promoter and administrator and is registered as an investment adviser under the Advisers Act.

         (b) RE Investment represents and warrants to the Portfolio and DeAM, Inc. that:

                  (i) Authorization of Agreement. The execution and delivery of this Agreement by RE Investment has been duly authorized by all necessary action on the part of RE Investment and no other action or proceeding is necessary for the execution and delivery of this Agreement by RE Investment. This Agreement has been duly executed and delivered by RE Investment and constitutes a legal, valid and binding obligation of RE Investment.

                  (ii) RE Investment serves as the Company's and the Fund's principal underwriter and is duly registered as a broker-dealer under the 1934 Act. RE Investment is duly organized, validly existing and in good standing under the laws of the state of Virginia, and has requisite authority to conduct its business as now being conducted.

                                 ARTICLE FOUR

                                  COVENANTS

4.1      THE COMPANY

         The Company covenants that:

         (a) Advance Review of Certain Documents. The Company will furnish the Portfolio and DeAM, Inc., at least 10 business days prior to filing or first use, as the case may be, with drafts of its registration statement on Form N-lA (including amendments) and prospectus supplements or amendments relating to the Fund. The Company will furnish the Portfolio and DeAM, Inc. with any proposed advertising or sales literature relating to the Fund at least 10 business days prior to filing or first use. These advance review periods may be waived with the consent of the Portfolio and DeAM, Inc.. The Company agrees that it will include in all such Fund documents any disclosures that may be required by law, and it will include in all such Fund documents any material comments reasonably made by DeAM, Inc. or the Portfolio. The Portfolio and DeAM, Inc. will, however, in no way be liable for any errors or omissions in such documents, whether or not they make any objection thereto, except to the extent such errors or omissions result from information provided by DeAM, Inc. or the Portfolio. The Company will not make any other written or oral representation about the Portfolio or DeAM, Inc. without their prior written consent.

         (b) Tax Status. The Fund will qualify for treatment as a regulated investment company under Subchapter M of the Code for all periods during which this Agreement is in effect, except to the extent a failure to so qualify may result from any action or omission of the Portfolio.

         (c) Investment Securities. The Fund will own no investment security other than its Interest in the Portfolio.

         (d) Proxy Voting. If requested to vote as a shareholder on matters pertaining to the Portfolio (other than a vote by the Company to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), the Company will, to the extent required by applicable law, (i) call a meeting of shareholders of the Fund for the purpose of seeking instructions from shareholders regarding such matters, (ii) vote the Fund's Interest proportionally as instructed by Fund shareholders, and (iii) vote the Fund's Interest with respect to the shares held by Fund shareholders who do not give voting instructions in the same proportion as the shares of Fund shareholders who do give voting instructions. The Company will hold each such meeting of Fund shareholders in accordance with a timetable reasonably established by the Portfolio. With respect to proposals solely attributable to and for the benefit of DeAM, Inc., DeAM, Inc. shall bear the costs and expenses in calling and holding such meetings, including, but not limited to the cost of printing and mailing proxy statements and expenses associated with the solicitation of Fund shareholders.

         (e) Insurance. The Company shall at all times maintain errors and omissions liability insurance with respect to the Fund covering losses for negligence and wrongful acts in an amount not less than $2 million. At least once each calendar year, the

                  Company shall review its insurance coverage, and shall increase its coverage as it deems appropriate.

         (f) Auditors. In the event the Fund's independent public accountants differ from those of the Portfolio, the Fund shall be responsible for any costs and expenses associated with the need for the Portfolio's independent public accountants to provide information to the Fund's independent public accountants.

4.2      INDEMNIFICATION BY RE ADVISERS

         (a)            With respect to those matters listed in subparagraphs
                  (i) through (vii) below, RE Advisers will indemnify and hold harmless the Portfolio, DeAM, Inc. and their respective trustees, directors, officers and employees and each other person who controls the Portfolio or DeAM, Inc., as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses, joint or several, (each, a "Liability" and collectively, the "Liabilities"). Unless RE Advisers elects to assume the defense pursuant to paragraph
                  (b) RE Advisers will bear the reasonable cost of investigating and defending against any claims therefor and any reasonable counsel fees incurred in connection therewith. This Section
                  4.2 applies to any Liability which arises out of, is based upon or results from:

                  (i) any violation or alleged violation of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Company or the Fund (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Portfolio to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Portfolio or DeAM, Inc.;

                  (ii) the Fund having caused the Portfolio to be an association taxable as a corporation rather than a partnership; or

                  (iii) any misstatement of a material fact or an omission of a material fact in the Company's registration statement (including amendments thereto) or included in Fund advertising or sales literature, other than information provided by or on behalf of the Portfolio or DeAM, Inc. or included in Fund advertising or sales literature at the request of the Portfolio or DeAM, Inc. or the agent of either;

                  (iv) the failure of any representation or warranty made by the Company or RE Advisers to be materially accurate when made or the failure of the Company or RE Advisers to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

                  (v) any unlawful or negligent act of the Company, RE Advisers or any director, officer, employee or agent of the Company or RE Advisers, whether such act was committed against the Company, the Portfolio, DeAM, Inc. or any third party;

                  (vi) any claim that the use of the names "Standard of Poor's," "S&P," "Standard of Poor's 500," "S&P 500" or "500" by the Company violates any license or infringes upon any trademark; or

                  (vii) any Liability of the Fund for which the Portfolio is also liable and for which the Company or RE Advisers is responsible; provided, however, that in no case shall RE Advisers be liable with respect to any claim made against any Covered Person under this Section 4.2 unless the Covered Person shall have notified RE Advisers in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of DeAM, Inc., the Portfolio or a Covered Person. Failure to notify RE Advisers of such claim shall relieve it from Liability only to the extent that it is actually harmed or disadvantaged by the failure to provide timely notice and shall not relieve RE Advisers from any Liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

         (b) RE Advisers will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Liability. If RE Advisers elects to assume the defense, such defense shall be conducted by counsel chosen by RE Advisers. In the event RE Advisers elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless
                  (A) RE Advisers shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and RE Advisers, and any such Covered Person has been advised by counsel in writing that one or more legal defenses may be available to it that may not be available to RE Advisers, in which case RE Advisers shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel. RE Advisers shall not be liable to indemnify any Covered Person for any settlement of any claim effected without RE Advisers's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Company in respect of the Fund might otherwise have to a Covered Person.

4.3      INDEMNIFICATION BY RE INVESTMENT

         (a) With respect to those matters listed in subparagraph (i) through (v) below, RE Investment will indemnify and hold harmless the Portfolio, DeAM, Inc. and their respective trustees, directors, officers and employees and each other person who controls the Portfolio or DeAM, Inc., as the case may be, within the meaning of Section 15 of the 1933 Act
                  (each a "Covered Person" and collectively, "Covered
                  Persons"), against any and all losses, claims, demands, damages, liabilities and expenses, joint or several, (each, a "Liability" and collectively, the "Liabilities"). Unless
                  RE Investment elects to assume the defense pursuant to paragraph (c), RE Investment will bear the reasonable cost of investigating and defending against any claims therefor and any reasonable counsel fees incurred in connection therewith. This Section 4.3 applies to any Liability which arises out of, is based upon or results from:

                  (i) any misstatement of a material fact or an omission of a material fact included in Fund advertising or sales literature, other than information provided by or on behalf of the Portfolio or DeAM, Inc. or included in Fund advertising or sales literature at the request of the Portfolio or DeAM, Inc. or the agent of either;

                  (ii) the failure of any representation or warranty made by RE Investment to be materially accurate when made or the failure of RE Investment to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

                  (iii) any unlawful or negligent act of RE Investment or any director, officer, employee or agent of RE Investment, whether such act was committed against the Company, the Portfolio, DeAM, Inc. Trust or any third party; or

                  (iv) any claim that the use of the names "Standard of Poor's," "S&P," "Standard of Poor's 500," "S&P 500" or "500" by the Company violates any license or infringes upon any trademark; or

                  (v)   any material breach of RE Investment's
                        representations, warranties and covenants included herein.

         (b) In no case shall RE Investment be liable with respect to any claim made against any Covered Person under this Section
                  4.3 unless the Covered Person shall have notified RE Investment in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of DeAM, Inc., the Portfolio or a Covered Person. Failure to notify RE Investment of such claim shall relieve it from Liability only to the extent that it is actually harmed or disadvantaged by the failure to provide timely notice and shall not relieve RE Investment from any Liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

        (c) RE Investment will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Liability. If RE Investment elects to assume the defense, such defense shall be conducted by counsel chosen by RE Investment. In the event RE Investment elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) RE Investment shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any Covered Person and RE Investment, and any such Covered Person has been advised by counsel in writing that one or more legal defenses may be available to it that may not be available to RE Investment, in which case RE Investment shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel. RE Investment shall not be liable to indemnify any Covered Person for any settlement of any claim effected without RE Investment's written consent. Such consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that RE Investment might otherwise have to a Covered Person.

4.4      THE PORTFOLIO

         The Portfolio covenants that:

         (a) Advance Review of Certain Documents. The Portfolio will furnish the Company and RE Advisers, at least 10 business days prior to filing or first use, as the case may be, with drafts of its registration statement on Form N-1A (including amendments) and prospectus supplements or amendments. This advance review period may be waived with the consent of the Company and RE Advisers. The Portfolio will not make any written or oral representation about the Company, RE Investment or RE Advisers without their prior written consent.

         (b) Tax Status. The Portfolio will qualify to be taxable as a partnership under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify results from any action or omission of the Fund.

         (c) Insurance. The Portfolio shall at all times maintain errors and omissions liability insurance covering losses for negligence and wrongful acts in an amount not less than $10 million. At least once each calendar year, the Portfolio shall review its insurance coverage, and shall increase its coverage, as it deems appropriate.

         (d) Availability of Interests. Conditional upon the Company complying with the terms of this Agreement, the Portfolio shall permit the Fund to make additional Investments in the Portfolio on each business day on which shares of the Fund are sold to the public; provided, however, that the Portfolio may refuse to permit the Fund to make additional Investments in the Portfolio on any day on which:

                  (i) the Portfolio has refused to permit all other investors in the Portfolio to make additional investments in the Portfolio, or

                  (ii) the Trustees of the Portfolio have reasonably
                       determined that permitting additional investments by the Fund in the Portfolio would constitute a breach of their fiduciary duties to the Portfolio.

4.5     INDEMNIFICATION BY DEAM, INC.

        (a)             With respect to those matters listed in subparagraphs
                  (i) through (ix) below, DeAM, Inc. will indemnify and hold harmless the Company, RE Advisers, RE Investment, their respective directors, officers and employees and each other person who controls the Company, the Fund, RE Advisers or RE Investment, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses, joint or several, (each, a "Liability" and collectively, the "Liabilities"). Unless DeAM, Inc. elects to assume the defense pursuant to paragraph (b), DeAM, Inc. will bear the reasonable costs of investigating and defending against any claims therefore and any reasonable counsel fees incurred in connection therewith), whether incurred directly by the Company, RE Advisers or RE Investment or indirectly by the Company, RE Advisers, or RE Investment through the Company's Investment in the Portfolio. This Section 4.5 applies to any Liability which arises out of, is based upon or results from:

                  (i) any violation or alleged violation of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Portfolio (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Company to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Company, RE Advisers or RE Investment;

                  (ii) an inaccurate calculation of the Portfolio's net asset value (whether by the Portfolio, DeAM, Inc. or any party retained for that purpose);

                  (iii) (A) any misstatement of a material fact or an omission of a material fact in the Portfolio's registration statement (including amendments thereto) or included in advertising or sales literature used by the Fund, other than information provided by or on behalf of the Company, RE Advisers or RE Investment or included at their, or their agent's request, or (B) any misstatement of a material fact or an omission of a material fact in the registration statement or advertising or sales literature of any investor in the Portfolio, other than the Company;

                  (iv) the Portfolio's having caused the Fund to fail to qualify as a regulated investment company under the Code;

                  (v) failure of any representation or warranty made by the Portfolio or DeAM, Inc. to be materially accurate when made, any material breach of any representation or warranty made by the Portfolio or DeAM, Inc., or the failure of the Portfolio or DeAM, Inc. to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

                  (vi) any unlawful or negligent act by the Portfolio, DeAM,
                       Inc. or any director, trustee, officer, employee or agent of the Portfolio or adviser, whether such act was committed against the Portfolio, the Company, RE Advisers, RE Investment or any third party;

                  (vii) any claim that the systems, methodologies, or technology used in connection with operating the Portfolio, including the technologies associated with maintaining the master-feeder structure of the Portfolio, violate any license or infringe upon any patent or trademark;

                  (viii) any claim that the use of the names "Standard of
                         Poor's," "S&P," "Standard of Poor's 500" or " S&P 500" or "500" by the Portfolio violates any license or infringes upon any trademark; or

                  (ix) any liability of the Portfolio for which the Fund is also liable and for which the Portfolio or DeAM, Inc. is responsible, and any Liability of the Portfolio to any investor in the Portfolio (or shareholder thereof), other than the Fund (and its shareholders); provided, however, that in no case shall DeAM, Inc. be liable with respect to any claim made against any such Covered Person under this Section 4.5 unless such Covered Person shall have notified DeAM, Inc. in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state or local tax deficiency has come to the attention of the Company, RE Advisers, RE Investment or a Covered Person. Failure to notify DeAM, Inc. of such claim shall relieve it from Liability only to the extent that it is actually harmed or disadvantaged by the failure to provide timely notice and shall not relieve DeAM, Inc. from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this paragraph.

         (b) DeAM, Inc. will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability. If DeAM, Inc. elects to assume the defense, such defense shall be conducted by counsel chosen by DeAM, Inc.. In the event DeAM, Inc. elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants in the suit may retain additional counsel but shall bear the reasonable fees and expenses of such counsel unless (i) DeAM, Inc. shall have specifically authorized the retaining of such counsel or
                  (ii) the parties to such suit include any Covered Person and DeAM, Inc., and any such Covered Person has been advised by counsel, in writing, that one or more legal defenses may be available to it that may not be available to DeAM, Inc., in which case DeAM, Inc. shall not be entitled to assume the defense of such suit notwithstanding the obligation to bear the fees and expenses of such counsel. DeAM, Inc. shall not be liable to indemnify any Covered Person for any settlement of any such claim effected without DeAM, Inc.'s written consent. Such consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Portfolio might otherwise have to a Covered Person.

4.6     SCOPE OF AGREEMENT

        Nothing contained herein shall be construed to protect any person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence, in the performance of such person's duties, or by reason of such person's reckless disregard of such person's obligations under such contract or agreement.

4.7      IN-KIND REDEMPTION

         In the event the Company desires to withdraw or redeem all or a portion of the Fund's Investment in the Portfolio, unless otherwise agreed to by the parties, the Portfolio will effect such redemption "in-kind" and in such a manner that the securities delivered to the Fund's custodian for the account of the Fund will mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption. No other withdrawal or redemption of any Interest in the Portfolio will be satisfied by means of an "in-kind" redemption except in compliance with Rule 18f-1 under the 1940 Act, provided, however, that for purposes of determining compliance with Rule 18f-1, each shareholder of the Fund redeeming shares of the Fund on a particular day will be treated as a direct holder of an Interest in the Portfolio being redeemed that day.

4.8      REASONABLE ACTIONS

         Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.

                                 ARTICLE FIVE

                             CONDITIONS PRECEDENT

5.0      GENERAL

         The obligations of each party to consummate the transactions provided for herein shall be subject to:

         (a) performance by the other parties of all the obligations to be performed by the other parties hereunder on or before each Closing,

         (b) all representations and warranties of the other parties contained in this Agreement being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of each date of Closing, with the same force and effect as if made on and as of the time of such Closing, and

         (c) the following further conditions that shall be fulfilled on or before each Closing.

5.1      REGULATORY STATUS

         All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby.

5.2      INVESTMENT OBJECTIVE/RESTRICTIONS

         The Fund shall have the same investment objective and substantively the same investment restrictions as the Portfolio.

                                 ARTICLE SIX

                            ADDITIONAL AGREEMENTS

6.1      NOTIFICATION OF CERTAIN MATTERS

         Each party will give prompt notice to the other parties of:

         (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause either:

                  (i) any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or

                  (ii) any condition precedent set forth in Article Five hereof to be unsatisfied in any material respect at the time of any Closing, and

         (b) any material failure of a party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however, that the delivery of any notice pursuant to this
                  Section 6.1 shall not limit or otherwise affect the remedies available, hereunder or otherwise, to the party receiving such notice.

6.2      ACCESS TO INFORMATION

         The Portfolio and the Company shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all its relevant books and records and shall furnish each other party with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate the Company to provide the Portfolio with access to the books and records of the Company relating to any series of the Company other than the Fund, nor shall anything contained herein obligate the Company to furnish the Portfolio with the Fund's shareholder list, except as may be required to comply with applicable law or any provision of this Agreement.

6.3      CONFIDENTIALITY

         Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the Fund's or Portfolio's respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.

6.4      PUBLIC ANNOUNCEMENTS

         No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances. Advance review of sales literature and advertising material shall be subject to the provisions of Section 4.1 of this Agreement.

                                ARTICLE SEVEN

                      TERMINATION, AMENDMENT AND WAIVER

7.1      TERMINATION

         (a) This Agreement may be terminated by the mutual agreement of all parties.

         (b) This Agreement may be terminated at any time by the Company by withdrawing all of the Fund's Interest in the Portfolio.

         (c) This Agreement may be terminated on not less than 120 days' prior written notice by the Portfolio to the Company, RE Advisers and RE Investment, or by RE Advisers or RE Investment on not less than 120 days' prior written notice to the Portfolio and DeAM, Inc..

         (d) This Agreement shall terminate automatically with respect to RE Advisers and RE Investment upon the effective date of termination by the Company and this Agreement shall terminate automatically with respect to DeAM, Inc. upon the effective date of termination by the Portfolio.

         (e) This Agreement may be terminated at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party.

         (f) This Agreement shall terminate automatically with respect to RE Investment upon the effective date of the termination of its duties as principal underwriter by the Company. At such time DeAM, Inc. shall have the right to immediately terminate this Agreement. RE Advisers and the Company acknowledge that at such time in the event this Agreement is not terminated, the Agreement will require amendment to reflect the Company's appointment of a new principal underwriter.

         (g) The indemnification obligations of the parties set forth in Article Four shall survive the termination of this Agreement with respect to any Liability relating to actions or omissions prior to the termination.

7.2      AMENDMENT

         This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

7.3      WAIVER

         At any time prior to any Closing, any party may:

         (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,

         (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and

         (c) waive compliance with any of the agreements or conditions contained herein.

                                ARTICLE EIGHT
                                   DAMAGES

8.1      APPROPRIATE RELIEF

         The parties agree that, in the event of a breach of this Agreement, the remedy of money damages would not be adequate and agree that injunctive relief would be the appropriate relief.

                                 ARTICLE NINE
                              GENERAL PROVISIONS

9.1      NOTICES

         All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made on the earlier of (a) when actually received in person or by fax, or (b) three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

         If to RE Advisers, RE Investment or the Company:

         Homestead Funds, Inc.
         4301 Wilson Boulevard
         Arlington, VA  22203
         Attention: William P. McKeithan, Esq.

         If to the Portfolio or DeAM, Inc.:

         Mutual Fund Services
         Deutsche Asset Management.
         One South Street
         Baltimore, MD 21202
         Attention:  Richard T. Hale

         Any party to this Agreement may change the identity or address of the person to receive notice by providing written notice thereof to all other parties to the Agreement.

9.2      EXPENSES

         All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, unless otherwise provided herein.

9.3      HEADINGS

         The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.4      SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.5      ENTIRE AGREEMENT

         This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporate or supersede all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No representation or warranty has been made by or on behalf of any party to this Agreement (or any officer, director, trustee, employee or agent thereof) to induce any other party to enter into this Agreement or to abide by or consummate any transactions contemplated by any terms of this Agreement, except representations and warranties expressly set forth herein.

9.6      SUCCESSORS AND ASSIGNMENTS

         Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

9.7      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law or conflicts of law provisions thereof.

9.8      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

9.9      THIRD PARTIES

         Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

9.10     INTERPRETATION

         Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's- length agreements.

9.11     LIMITATION OF LIABILITY

         The parties hereby acknowledge that the Company has entered into this Agreement solely on behalf of the Fund and that no other series of the Company shall have any obligation hereunder with respect to any liability of the Company arising hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

RE ADVISERS

By:  Peter R. Morris
    ------------------------

Name: Peter R. Morris
Title: Director, Vice President and Director of Investments

RE INVESTMENT CORPORATION

By:  Peter R. Morris
    ------------------------

Name: Peter R. Morris
Title: Director, Secretary and Treasurer

HOMESTEAD FUNDS, INC., on behalf of itself and the Stock Index Fund, a series thereof

By:  /s/ Peter R. Morris
    ------------------------

Name: Peter R. Morris
Title: Director, Secretary and Treasurer

EQUITY 500 INDEX PORTFOLIO

By:  Daniel O. Hirsch
    ------------------------

Name:    Daniel O. Hirsch
Title:   Secretary

DEUTSCHE ASSET MANAGEMENT, INC.

By:  Richard T. Hale
    ------------------------

Name:    Richard T. Hale
Title:   Vice President